Exhibit 10.2

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (the “Agreement”), is dated as of August 24, 2025, by and among Independence Energy Aggregator L.P., a Delaware limited partnership (the “Holder”), as a stockholder of Crescent Energy Company, a Delaware corporation (“Parent”), Parent and Vital Energy, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, the Company, Venus Merger Sub I Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub Inc.”), Venus Merger Sub II LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub LLC”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, (i) the merger of Merger Sub Inc. with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) (such merger, the “First Company Merger”) and (ii) immediately following the First Company Merger, the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company (such merger, together with the First Company Merger, the “Mergers”), in each case, on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, as of the date hereof, the Holder is the Beneficial Owner (as defined below) of 26,185,773 shares of Class A common stock, par value $0.0001 per share, of Parent (the “Parent Class A Common Stock”) and 1,000 shares of Series I Preferred Stock (the “Parent Series I Preferred Stock”) (such shares of Parent Class A Common Stock and Parent Series I Preferred Stock, the “Covered Securities”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to the Company entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Covered Securities; and

WHEREAS, the Company and Parent desire that the Holder agree, and the Holder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Covered Securities, and to vote its Covered Securities in a manner so as to facilitate the approval of the Merger Agreement and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, including the Parent Stock Issuance.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

Section 1.1 Definitions. This Agreement is one of the “Parent Stockholder Voting and Support Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

“Balance Sheet Affiliate” has the meaning assigned to such term in the Parent Charter.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” means Persons who Beneficially Own the referenced securities.

“Independent Directors” has the meaning assigned to such term in the Parent Charter.

“Parent Charter” means the Amended and Restated Certificate of Incorporation of Parent, dated as of December 7, 2021, as in effect on the date hereof.

“Restricted Indirect Transfer” means any direct or indirect sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Parent Series I Preferred Stock that (x) is not subject to the direct transfer provisions set forth in Section 13.07(a) of the Parent Charter and (y) results in or has the effect of the Holder ceasing to be either a Balance Sheet Affiliate or controlled by a Balance Sheet Affiliate.

“Transfer” means any direct or indirect sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Covered Securities Beneficially Owned by the Holder; provided that Transfer shall not include (a) any direct or indirect transfer of equity or other interests in the Holder by its equityholders or (b) any Encumbrance, in each case of clauses (a) and (b), that would not reasonably be expected to impede, interfere with or delay the performance by Holder of its obligations under this Agreement.

ARTICLE II

AGREEMENT TO RETAIN COVERED SECURITIES

Section 2.1 Transfer and Encumbrance of Covered Securities.

(a) From the date hereof until the Termination Date (as defined below), except as contemplated or permitted by this Agreement (including Section 2.1(b)), the Holder shall not, and shall cause its controlled (as defined in the Merger Agreement) Affiliates not to, with respect to any Covered Securities Beneficially Owned by the Holder, (i) Transfer any such Covered Securities or (ii) deposit any such Covered Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Securities or grant any proxy or power of attorney with respect thereto, or subject any such Covered Securities to any arrangement with respect to the voting of the Covered Securities.

(b) Notwithstanding Section 2.1(a) and without limiting any obligation in Section 4.2, the Holder may: (i) Transfer Covered Securities to one or more Affiliates (A) who are a party to an agreement with the Company with substantially similar terms as this Agreement or (B) if, as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to the Company prior to the consummation of such Transfer; (ii) Transfer Covered Securities (in one or more series of Transfers) to Crescent Energy Aggregator, LLC, a Delaware limited liability company, provided that Holder retains Beneficial Ownership, and the right to direct the voting and Transfer, of the Covered Securities or Crescent Energy Aggregator, LLC executes a customary joinder or assignment agreement with respect to this Agreement effective as of the effective time of such Internal Reorganization (the “Internal Reorganization”); (iii) Transfer Covered Securities with the prior written consent of the Company (which consent may be granted or withheld by the Company in its sole discretion); or (iv) enter into any swap, forward, loan or any other agreement, transaction or series of transactions with respect to any Covered Securities, so long as such arrangements do not impede, interfere with or delay the performance by Holder of its obligations under this Agreement.

Section 2.2 Additional Purchases; Adjustments. The Holder agrees that any additional shares of capital stock or other equity of Parent that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires voting power or Beneficial Ownership of after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Covered Securities as of the date hereof (and shall be deemed “Covered Securities” for all purposes hereof) and the Holder shall promptly notify both Parent and the Company of the existence of any such after-acquired Covered Securities. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Parent affecting the Covered Securities, the terms of this Agreement shall apply to the resulting securities.

Section 2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Covered Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio, with no further action required by or on behalf of Parent or the Company. In furtherance of the foregoing, the Holder hereby agrees to authorize Parent to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Covered Securities in violation of this Agreement. If any involuntary Transfer of any of the Holder’s Covered Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Securities subject to all of the restrictions, liabilities and rights under this Agreement.

ARTICLE III

AGREEMENT TO VOTE

Section 3.1 Agreement to Vote.

(a) Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that such Holder shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting), however called, of the Parent Stockholders, appear at such meeting (in person or by proxy) or otherwise cause the Covered Securities to be counted as present thereat for purpose of establishing a quorum and vote, or cause to be voted at such meeting, or by written consent in connection with any written consent of the Parent Stockholders, all Covered Securities:

(i) in favor of the approval of the issuance of shares of Parent Class A Common Stock in connection with the First Company Merger and any other proposal considered and voted upon by the Parent Stockholders at any Parent Stockholders Meeting necessary for consummation of the transactions contemplated by the Merger Agreement, including the Mergers; and

(ii) (A) against any Parent Competing Proposal or any of the transactions contemplated thereby, (B) against any action, proposal, transaction or agreement that would reasonably be expected to (1) impede, interfere with or delay the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement or this Agreement, (2) result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Parent or any of its Subsidiaries under the Merger Agreement or the Holder under this Agreement or (3) change in any manner the voting rights of any class of shares of Parent (including any amendments to Parent’s Organizational Documents) and (C) in favor of any proposal to adjourn or postpone the Parent Stockholders Meeting to a later date if there are not sufficient votes to approve the Parent Stock Issuance.

(b) Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) the Covered Securities in contravention of this Section 3.1 shall be null and void ab initio. If the Holder is the Beneficial Owner, but not the holder of record, of any Covered Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Covered Securities in accordance with this Section 3.1.

(c) Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Covered Securities with respect to any matter other than as set forth in Section 3.1(a) in any manner the Holder deems appropriate.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 HSR Act. The Holder shall comply with Section 6.9(a), the first six sentences of Section 6.9(b) and Section 6.9(c) of the Merger Agreement as if the Holder was “Parent” thereunder, subject to the terms, conditions and limitations set forth therein applied mutatis mutandis to the Holder.

Section 4.2 Parent Series I Preferred Stock. Commencing on the date hereof and continuing until the date that is three (3) years following the Closing, the Holder, in its capacity as the Series I Preferred Stockholder, agrees that any Restricted Indirect Transfer shall be subject to the same restrictions on transfer set forth in Section 13.07(a) of the Parent Charter.

Section 4.3 Directors of Parent. The Holder, in its capacity as the Series I Preferred Stockholder, agrees to take all actions necessary to cause the agreements set forth in Section 2.6 of the Merger Agreement to occur as of or as of immediately prior to the Closing (including the increase in the size of the Parent Board and the appointment, by action of written consent, of the Company Director Designees to the Parent Board, subject to the terms, conditions and limitations set forth therein). The Holder, in its capacity as the Series I Preferred Stockholder, shall not remove or replace any Company Designated Director for a period of two (2) years following the Closing; provided, however, a Company Director Designee may be removed as a director by the Holder, in its capacity as the Series I Preferred Stockholder, solely upon a finding of Cause (as defined in the Parent Charter) by a majority of the Independent Directors then in office.

Section 4.4 Further Assurances. The Holder agrees that, during the term of this Agreement, and without additional consideration, the Holder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

Section 4.5 Fiduciary Duties. The Holder is entering into this Agreement solely in such Holder’s capacity as the record or Beneficial Owner of the Covered Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees, as applicable, serving in his or her capacity as a director of Parent (or a Subsidiary of Parent). The taking of any actions (or failures to act) by the Holder or the Holder’s designees, as applicable, serving as a director of Parent or a Subsidiary of Parent (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

Section 4.6 Waiver of Actions. The Holder hereby knowingly and voluntarily agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, Merger Sub Inc. or Parent or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including, but not limited to, any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provisions of this Agreement or the Merger Agreement (including any claim seeking to enjoy or delay the Closing) or (b) alleging a breach of any fiduciary duty of any of the members of the Parent Board in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

Section 5.1 Representations and Warranties. The Holder hereby represents and warrants to the Company as follows:

(a) Ownership. As of the date of this Agreement, (i) the Holder has, with respect to the Covered Securities set forth in the second recital to this Agreement, Beneficial Ownership of and good and valid title to such Covered Securities, (ii) the Covered Securities constitute all of the shares of Parent Class A Common Stock and Parent Series I Preferred Stock owned of record or Beneficially Owned by the Holder, and all of the Covered Securities are held by the Holder free and clear of all Encumbrances (other than restrictions created by this Agreement, the Merger Agreement or Parent’s certificate of incorporation, certificate of designation or bylaws or transfer restrictions of general applicability as may be provided under the Securities Act or the “blue sky” laws of the various states of the United States), (iii) other than this Agreement or in connection with the Internal Reorganization, (A) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Covered Securities and (B) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Securities and (iv) the Holder has sole and exclusive right to vote with respect to the Covered Securities.

(b) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by the Company and Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law)) and, assuming the making of any filings and receipt of any authorizations as may be required under applicable Law (including the Exchange Act), no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) assuming the making of any filings and receipt of any authorizations as may be required under applicable Law (including the Exchange Act), violate any provision of any Law applicable to the Holder (including any order, judgment or decree applicable to the Holder or any of its Affiliates); or (ii) conflict with, or result in a breach or default (or an event that with notice or lapse of time or both would become a default), or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance over any of the Covered Securities under, any agreement or instrument to which the Holder or any of its Affiliates is a party or any term or condition of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or comparable organizational documents, as applicable, except in each case of clauses (i) and (ii) where such violation, conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, do not require the Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings required to be made with the SEC pursuant to Section 13 of the Exchange Act.

(e) Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against, or threatened in writing against the Holder that would reasonably be expected to prevent or materially impair the performance by the Holder of its obligations under this Agreement.

(f) Absence of Other Voting Agreements. Except as contemplated or permitted by this Agreement (including Section 2.1(b)), (i) neither the Holder nor any of its Affiliates have entered into, any voting agreement or voting trust with respect to the Covered Securities and (ii) neither the Holder nor any of its Affiliates have granted, a proxy or power of attorney with respect to the Covered Securities or otherwise subjected the Covered Securities to any arrangement with respect to voting of the Covered Securities, in either case, which is inconsistent with the Holder’s obligations pursuant to this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 No Solicitation. Subject in all cases to Section 4.5, the Holder agrees that the Holder and its controlled Affiliates and its and their respective officers and directors shall not, and shall use reasonable best efforts to cause its and its controlled Affiliates’ respective other Representatives not to, directly or indirectly, take any of the actions listed in Section 6.4(b)(i)(A)-(F) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof) to the extent that Parent or its Subsidiaries or their respective officers and directors or other Representatives are prohibited from taking such action pursuant to Section 6.4 of the Merger Agreement. The Holder shall, and shall cause such Holder’s controlled Affiliates and its and their respective officers and directors, and shall use reasonable best efforts to cause its and its controlled Affiliates’ respective other Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to any possible Parent Competing Proposal. Notwithstanding the foregoing, to the extent Parent complies with its obligations under Section 6.4 of the Merger Agreement and participates in discussions or negotiations with a Person regarding a Parent Competing Proposal, the Holder or any of such Holder’s controlled Affiliates and its and their respective officers and directors and/or such Holder’s and such Holder’s other Representatives may engage in discussions or negotiations with such Person to the extent that Parent can act under Section 6.4 of the Merger Agreement.

Section 6.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

Section 6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to the Holder, and the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct the Holder in the voting or disposition of any Covered Securities, except as otherwise expressly provided herein.

Section 6.4 Disclosure.

(a) The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Covered Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release (provided that such publication or disclosure in any press release is required by applicable Law or the Holder has given its prior written consent with respect to such publication or disclosure), the Registration Statement, the Joint Proxy Statement/Prospectus and any other disclosure document required in connection with this Agreement, the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement; provided that, in each case, to the extent permitted by applicable Law, the Holder is provided a reasonable opportunity to review and comment thereon prior to any such publication or disclosure.

(b) The Holder agrees that, during the term of this Agreement, such Holder shall not make any public announcement regarding this Agreement, the Merger Agreement, the transactions contemplated thereby or hereby or any matter related to the foregoing, without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by applicable Law (including stock exchange rules, including an amendment to its Schedule 13D), in which case the disclosing Holder shall, to the extent permitted by applicable Law, first allow the Company a reasonable opportunity to review such announcement or communication and have the opportunity to comment thereon and such disclosing Holder shall consider such comments in good faith; (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.4; (iii) announcements and communications to Governmental Entities in connection with registrations, declarations and filings required to be made as a result of this Agreement and the Merger Agreement; and (iv) ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers, directors, officers, employees, investors, investment committees and similar bodies and auditors of the Holder or any Affiliate of the Holder or any such other Person, in each case, who are subject to customary confidentiality restrictions.

Section 6.5 Termination. This Agreement shall terminate upon the earliest of (a) the Parent Stockholder Approval being obtained, (b) the date the Merger Agreement is validly terminated in accordance with its terms and (c) the Effective Time (the earliest of such dates, the “Termination Date”); provided that if the Agreement terminates other than pursuant to Section 6.5(b), then Section 4.2, Section 4.3 and Section 4.4 shall survive the termination of this Agreement, and this Section 6.5 through Section 6.20 shall survive termination of this Agreement for any reason. Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve any party hereto from any liability of such party for Willful Breach to any other party incurred prior to such termination. For purposes hereof, “Willful Breach” shall mean a material breach that is a consequence of an intentional act or failure to take an act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) is reasonably likely to constitute a breach of this Agreement.

Section 6.6 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto; provided that, following the Effective Time, any amendment, modification or waiver of any provision hereunder by the Company shall require the affirmative approval of at least two-thirds (2/3s) of the Independent Directors.

Section 6.7 Reliance. The Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.

Section 6.8 Extension; Waiver. The parties hereto may, to the extent permitted by applicable Law:

(a) extend the time for the performance of any of the obligations or acts of the other party hereunder;

(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other party contained herein;

provided, however, that, in each case, such waiver is made in writing and signed by the party (or parties) against whom the waiver is to be effective.

Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party hereto to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party. No waiver by any of the parties hereto of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Notwithstanding anything in this Section 6.8 to the contrary, to the extent that, after the date hereof, the Company agrees to waive any provision contained in any other Parent Stockholder Voting and Support Agreement, the Company shall be deemed to have granted, and Holder shall receive the benefit of, such waiver in respect of this Agreement without any requirement of further action by either party hereto.

Section 6.9 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

Section 6.10 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“email”) (but only if confirmation of receipt of such email is requested and received; provided that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

if to the Holder, to:

Independence Energy Aggregator L.P.

30 Hudson Yards, Suite 7500

New York, New York 10001

Attention: General Counsel

E-mail: [Omitted]

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention: William D. Regner

E-mail: wdregner@debevoise.com

if to the Parent, to:

Crescent Energy Company

600 Travis Street, Suite 7200

Houston, Texas 77002

Attention: Bo Shi

Email: [Omitted]

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention:  Douglas E. Bacon, P.C.

Kyle M. Watson, P.C.

Gabrielle Sumich

Email:   douglas.bacon@kirkland.com

   kyle.watson@kirkland.com

   gabrielle.sumich@kirkland.com

and if to the Company, to:

Vital Energy, Inc.

521 E. Second Street, Suite 1000

Tulsa, Oklahoma 74120

Attention: Mark Denny

Email: [Omitted]

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Douglas E. McWilliams

Lande Spottswood

Email:  dmcwilliams@velaw.com

lspottswood@velaw.com

Section 6.11 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to an “Affiliate” of any Person mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, solely for the purposes of this Agreement, neither of Parent, the Company nor any of their respective Subsidiaries shall be deemed to be an Affiliate of the Holder; provided, further, that, for the avoidance of doubt, (x) an Affiliate of the Holder shall include any investment fund, vehicle or holding company of which the Holder or an Affiliate thereof serves as the general partner, managing member or discretionary manager or advisor, and (y) notwithstanding the foregoing, an Affiliate of the Holder shall not include any portfolio company or other investment of the Holder or any Affiliate of the Holder.

Section 6.12 No Presumption Against Drafting Party. Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.13 Counterparts. This Agreement may be executed in two (2) or more counterparts, including via email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 6.14 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 6.15 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, however, that Parent shall be an express third party beneficiary of, and entitled to the benefits set forth in, Section 4.1.

Section 6.16 Entire Agreement. This Agreement, the Merger Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof and thereof.

Section 6.17 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.17.

Section 6.18 Assignment. Except as set forth in Article II, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 6.19 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties hereto. Accordingly, prior to any termination of this Agreement pursuant to Section 6.5, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction pursuant to Section 6.17, in each case in accordance with this Section 6.19, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 6.19. Each party hereto further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.19, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.20 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PARENT:

CRESCENT ENERGY COMPANY

By:	/s/ John Clayton Rynd
Name:	John Clayton Rynd
Title:	Executive Vice President

[Signature Page to Voting and Support Agreement]

COMPANY:

VITAL ENERGY, INC.

By:	/s/ Jason Pigott
Name:	Jason Pigott
Title:	President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

HOLDER:

INDEPENDENCE ENERGY
AGGREGATOR L.P.

By: Independence Energy Aggregator GP
LLC, its General Partner

By:	/s/ Todd Falk
Name:	Todd Falk
Title:	Vice President, Finance

[Signature Page to Voting and Support Agreement]